EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Pulte Homes, Inc. 2002 Stock Incentive Plan and the Pulte Homes, Inc. 2004 Stock Incentive Plan of our report dated January 23, 2004, with respect to the consolidated financial statements of Pulte Homes, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP

Detroit, Michigan
March 8, 2005